Exhibit 99.1

ChinaCast Education Appoints David Xiaoying Gao as Director;

Michael Santos Resigns from Board

Beijing, March 23, 2012 -- ChinaCast Education Corporation (the “Company”, NASDAQ: CAST), a leading post-secondary education and e-learning services provider in China, today announced the appointment of Mr. David Xiaoying Gao as a director of the Company, effective immediately. As Michael Santos resigned as a director of the Company on March 19, 2012, the number of directors on the Company’s board remains at seven.

Mr. Gao also currently serves as an independent director for China Nuokang Bio-Pharmaceutical Inc. (Nasdaq:NKBP) and China Biologic Products Inc (Nasdaq:CBPO). From February 2004 until its acquisition by Sanofi in February 2011, Mr. Gao served as the chief executive officer and a director of BMP Sunstone, which was a Nasdaq listed company prior to the acquisition. Following the acquisition, Mr. Gao transitioned to becoming a senior integration advisor for Sanofi from February 2011 to August 2011. Previously, Mr. Gao served as chairman of the board of directors and CEO of Abacus Investments Ltd, a private wealth management company. Mr. Gao also held various executive positions at Motorola, Inc., including vice-president and director of the integrated electronic system sector, Asia-Pacific operations, and served as a member of the management board of Motorola Asia Pacific, Motorola Japan Ltd. and Motorola China. Mr. Gao holds a B.S. in mechanical engineering from the Beijing Institute of Technology, a M.S. in mechanical engineering from Hanover University in Germany and a M.B.A. from the Massachusetts Institute of Technology.

“I am honored to be appointed as an independent director of ChinaCast,” said Mr. Gao. “I believe the Company is well positioned as a post-secondary education and e-learning provider in the Chinese education market, which presents one of the most attractive growth opportunities in China for both short and long term. I look forward to working with the Company’s board and management team to help grow the Company’s business and enhance shareholder value.”

About ChinaCast Education Corporation

Established in 1999, ChinaCast Education Corporation is a leading for-profit, post-secondary education and e-learning services provider in China. The Company provides post-secondary degree and diploma programs through its three fully accredited universities: The Foreign Trade and Business College of Chongqing Normal University located in Chongqing; Lijiang College of Guangxi Normal University located in Guilin; and Hubei Industrial University Business College located in Wuhan. These universities offer four year and three year, career-oriented bachelor’s degree and diploma programs in business, finance, economics, law, IT, engineering, hospitality and tourism management, advertising, language studies, art and music.

The Company also provides e-learning services to post-secondary institutions, K-12 schools, government agencies and corporate enterprises via its nationwide satellite broadband network. These services include interactive distance learning applications, multimedia education content delivery and vocational training courses. The Company is listed on the NASDAQ Global Select Market with the ticker symbol CAST.

Safe Harbor Statement

This press release may contain statements that are forward-looking, as that term is defined by the Private Securities Litigation Reform Act of 1995. These forward-looking statements express our current expectations or forecasts of possible future results or events, including projections of future performance, statements of management’s plans and objectives, future contracts, and forecasts of trends and other matters. These projections, expectations and trends may involve a number of risks and uncertainties including, among others, the risk factors listed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010 and other publicly-available filings with the SEC. Forward-looking statements speak only as of the date of this filing, and we undertake no obligation to update or revise such statements to reflect new circumstances or unanticipated events as they occur. You can identify these statements by the fact that they do not relate strictly to historic or current facts and often use words such as “anticipate,” “estimate,” “expect,” “believe,” “will likely result,” “outlook,” “project” and other words and expressions of similar meaning. No assurance can be given that the results in any forward-looking statements will be achieved and actual results could be affected by one or more factors, which could cause them to differ materially. For these statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act.

Contact:

MZ North America
Ted Haberfield, President
+1-760-755-2716
thaberfield@hcinternational.net